Exhibit 99.2 Lifecore Biomedical Announces Intent to Explore Strategic Alternatives CHASKA, MN – March 16, 2022 – Lifecore Biomedical, Inc. (“Lifecore” or the “Company”), a fully integrated contract development and manufacturing organization (“CDMO”), today announced that the Board of Directors of the Company (the “Board”) intends to initiate a process to evaluate the Company’s potential strategic alternatives to maximize value for stockholders. As part of the process, the Board intends to consider a full range of strategic alternatives, which could include a sale of the Company, potential debt or equity financing transactions, or other possible strategic transactions. The Company has retained Morgan Stanley & Co. LLC as its financial advisor to assist with the strategic review process, and has retained Latham & Watkins LLP as its legal counsel. The Company expects to commence its strategic process once the Company has obtained a forbearance agreement from its lenders that would provide forbearance and waivers under the Company’s existing credit agreements necessary to facilitate the Company’s strategic review process. James G. Hall, President and Chief Executive Officer of Lifecore, commented, “The management team and the Board intend to explore viable options that will maximize value for our stockholders. Regardless of the process or outcome, Lifecore will remain committed to serving our customers, supporting our employees and growing our business. We operate in a dynamic industry that is underpinned by growing demand for specialized CDMO services, which Lifecore is well positioned to capitalize on today, and in the years ahead, with its more than 40 years of expertise developing complex products.” The Company has not set a timetable for completion of this strategic review process, nor has it made any decisions related to its strategic alternatives at this time, and does not intend to comment further on the status of this process. There can be no assurance that this strategic review will result in the Company pursuing a transaction or that any transaction, if pursued, will be completed on attractive terms, or at all. Similarly, there can be no assurance that the Company will be able to reach a forbearance agreement with its lenders on favorable terms, on terms that will allow the Company to run its strategic review process, or at all. This press release shall not constitute an offer to sell or the solicitation of an offer to buy any securities nor shall there be any offer or sale of any securities in any state or other jurisdiction in which or to any person to whom such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction. About Lifecore Biomedical Lifecore Biomedical, Inc. is a fully integrated contract development and manufacturing organization (CDMO) that offers highly differentiated capabilities in the development, fill and finish of complex sterile injectable pharmaceutical products in syringes and vials. As a leading manufacturer of premium, injectable grade Hyaluronic Acid, Lifecore brings more than 40 years of expertise as a partner for global and emerging biopharmaceutical and biotechnology companies across multiple therapeutic categories to bring their innovations to market. For more information about the Company, visit Lifecore’s website at www.lifecore.com. Important Cautions Regarding Forward-Looking Statements This press release contains forward-looking statements regarding future events and our future results that are subject to the safe harbor created under the Private Securities Litigation Reform Act of 1995 and other safe harbors under the Securities Act of 1933 and the Securities Exchange Act of 1934. Words such as “anticipate”, “estimate”, “expect”, “project”, “plan”, “intend”, “believe”, “may”, “might”, “will”, “should”, “can have”, “likely” and similar expressions are used to identify forward-looking statements. All forward-looking statements involve certain risks and uncertainties that could cause actual results to differ materially, including such factors among others, as the outcome of any evaluation of the Company’s strategic alternatives or any discussions with any potential bidders related thereto, the Company’s ability to negotiate a forbearance agreement with its lenders that would provide forbearance and waivers under the Company’s existing credit agreements necessary to facilitate the Company’s strategic review process, or at all, and the potential exercise by the lenders of their available remedies under our credit agreements, including the acceleration of all outstanding borrowings thereunder, the ability of the Company to continue as a going concern, the ability of the Company to conduct its strategic review process in a timely manner or at all, the Company’s ability to successfully complete the transition of the Company’s business and operations to focus on Lifecore, the timing and needs related to capital expenditures, the timing and expenses associated with operations, the ability to achieve acceptance of the Company’s new products in the market place, government regulations affecting our business, the timing of regulatory approvals, uncertainties related to COVID-19 and the impact of our responses to it, the mix between domestic and international sales, and the ability to successfully realize the anticipated benefits of the refocusing of the Company’s business on Lifecore. For additional information about factors that could cause actual results to differ materially from those described in the forward-looking statements, please refer to our filings with the Securities and Exchange Commission, including the risk factors contained in our most recent Quarterly Report on Form 10- Q and Annual Report on Form 10-K/A. Forward-looking statements represent management’s current expectations and are inherently uncertain. Except as required by law, we do not undertake any obligation to update forward-looking statements made by us to reflect subsequent events or circumstances. Contact Information: Investor Relations Jeff Sonnek (646) 277-1263 jeff.sonnek@icrinc.com Media Relations Dan McDermott (646) 577-1811 dan.mcdermott@icrinc.com